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                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT
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     Seirios International, Inc., a Nevada Corporation, ("the Employer") and
John H. Simmons ("the Employee"), for and in consideration of the following promises, terms, provisions, covenants, conditions and statements, enter into this Employment Agreement ("the Agreement"):

                                1.  Employment

     1.01 The Employer agrees to employ the Employee as an Executive Vice-President of New Business and Employee agrees to work for the Employer as an Executive Vice-President of New Business. The Employer reserves the right to change the Employee's title.

     1.02 The Employee agrees to use and to devote the Employee's full time and best efforts to promote the Employer and its business endeavors.

     1.03 The Employee shall report to such persons that the President, the Chief Executive Officer of the Board of Directors of the Employer designates.

     1.04 The Employee shall have such duties and responsibilities as the Employer now or hereafter designates for the Employee.

                 2.  Duration and Termination of the Agreement

     2.01 The Employer and the Employee agree that the Initial Term of this Agreement is three (3) years beginning on June 30, 1999 and ending on June 29, 2002, unless terminated sooner herein under para 2.03, 2.04 or 2.05.

     2.02 On or before ninety (90) days before the end of the then current term of this Agreement, the Employer and the Employee may execute an agreement to extend the term of this Agreement. Any such agreement to extend the then current term must be in writing signed by both the Employer and the Employee and must state the duration of the Extended Term. Any oral agreement to extend the term of this Agreement shall be null and void and may not be relied upon by

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either the Employer or the Employee. If the Employer and the Employee do not
execute an agreement that strictly conforms to this paragraph on or before ninety (90) days prior to the end of the then current term, then this Agreement shall terminate at the end of its then current term.

     2.03 The Employer may terminate the Agreement at any time if the Employer has good cause to do so. Good cause means: (a) after the Employer notifies the
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Employee in writing of a specific problem or problems in the Employee's job performance, the Employee continues to perform (based upon an objective and reasonable evaluation of the Employee's performance) as described in the notice letter from the Employer for a continuous period of ten (10) days of (b) the Employee is convicted of criminal conduct or (c) the Employee wilfully breaches a duty assigned to the Employee by the Employer or an obligation under this Agreement or (d) the Employee wilfully takes any action that is materially detrimental to the best interests of the Employer (as reasonably determined in good faith by the Employer).

     2.04 The Employer may terminate the Agreement upon the incapacity of the Employee to perform the Employee's obligations hereunder or the Employee's assigned duties for a period of any sixty (60) days or more during a single year period beginning on July 1 of a given year.

     2.05  The Agreement shall terminate upon the Employee's death.

     2.06 The Agreement may be terminated by mutual written agreement of the Employer and the Employee.

     2.07 In the event of the termination of the Agreement prior to the end of the term described in para 2.01 - 2.02 or at the end of the term described in para 2.01 - 2.02, the Employee shall be entitled to receive only:

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     (a)  the prorata compensation the Employee earned before the termination of or the end of the Agreement, and

     (b) if the termination of the Agreement is for any reason (including for cause), and for the additional consideration of the Employee's present sale of his stock in Staff Sourcing Services and of the post-termination covenants and obligations in Sections 4 and 5, Inc., a payment equal to six (6) months of the Employee's salary (calculated based upon the Employee's annualized salary in effect under Schedule A as of the date of termination) payable in twelve (12) equal bi-monthly payments on the 1/st/ and 15/th/ of each month for the six (6) months after the date of the termination of Agreement.

After the termination of this Agreement, to the maximum extent provided by law, the Employee shall be entitled to no further compensation under this Agreement except as provided for in this para 20.7 or otherwise in writing signed by the Employer and the Employee.

                               3.  Compensation

     3.01 The Employer and the Employee agree that the Employee's compensation is that set out in attached and incorporated Exhibit A.

                4.  Confidential Information and Trade Secrets

     4.01 During the course of the Employee's employment with the Employer, the Employer will make available to the Employee certain confidential information and trade secrets of the Employer required for the Employee to perform the Employee's job.

     4.02 The Employee, for $3,000 and other good and valuable consideration (the receipt of which is acknowledged by the Employee), hereby assigns to the Employer any confidential information or trade secrets that the Employee has previously acquired outside the employ of the Employer that relate to each job to be performed by the Employee under this Agreement or hereafter acquires outside the employ of the Employer that relate to each job to be performed by the Employee under this Agreement.

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     4.03  The Employer and the Employee acknowledge that any confidential information or trade secret used by the Employee while employed by the Employer is the exclusive property of the Employer.

     4.04 The Employee further agrees that any patents, inventions or other confidential information and trade secrets developed by the Employee while employed by the Employer or based upon any work conducted while the Employee was employed by the Employer shall be the sole property of the Employer. Employee agrees to execute and deliver all applications and assignments as the Employer deems necessary and appropriate to vest all patents, inventions and confidential information and trade secrets developed by the Employee in the Employer.

     4.05 The Employee, during the term of this Agreement and thereafter, further agrees that the Employee will utilize any confidential information or trade secrets of the Employer only to provide services to existing accounts, clients and customers of the Employer or to develop new accounts, clients and customers of the Employer. The Employee further agrees to protect the confidential information and trade secrets of the Employer at all times.

     4.06 As used in any paragraph or section of this Agreement, the phrase confidential information or trade secrets includes any item or matter that under the applicable law can be characterized as confidential information or a trade secret and includes, without limitation, accounts, customers, leads, customer or account contacts, marketing or business strategies or customer or client preferences.

                   5.  Covenants, Obligations and/or Duties
  to Protect the Employer's Confidential Information or Trade Secrets and to
      Protect the Employer's Goodwill and Ongoing Ability to Do Business

     5.01 The Employer and the Employee enter into the following non-disclosure, non-use

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non-dissemination, non-solicitation and non-contact covenants, obligations or duties.

     5.02 The Employee agrees to be bound by the following non-disclosure, non-use, non-dissemination, non-solicitation and non-contact covenants, obligations or duties, that these respective covenants, obligations and/or duties apply during the term of employment and thereafter as hereafter described and that these respective covenants, obligations and/or duties protect the Employer's confidential information and trade secrets, enforce the Employee's obligations regarding the Employer's confidential information and trade secrets and protect the Employer's goodwill and ongoing ability to do business.

     5.03 The Employee stipulates that the Employee's obligations, covenants and duties hereunder are in addition to those obligations, covenants and duties which arise otherwise hereunder, at law, in equity, by statute or otherwise.

     5.04 The Employee further stipulates that the Employee's following obligations, covenants and duties apply to, embrace and cover (a) the Employee acting individually, (b) the Employee acting as a principal, agent, shareholder, representative, employee or contractor of the Employer or of any other person, corporation, partnership or entity, and/or (c) any suggested or actual, direct or indirect act, omission or conduct wholly or partially involving the Employee, facilitated by the Employee or by, for or through the Employee and involving another person, corporation, partnership, or entity. The term "the Employee" as used in para 5.05, 5.06 and 5.07 therefore includes the Employee individually and in all stated capacities described in this paragraph.

       Non-Disclosure, Non-Use and Non-Dissemination Obligation and Duty

     5.05 The Employee, during the term of employment and after the termination of the employment with or without cause:

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        agrees not to directly or indirectly disclose to any other person any confidential information or trade secrets except with the Employer's written permission, and agrees not to directly or indirectly use or utilize any confidential information or trade secrets except with the Employer's written permission.

     5.06 The Employee, during the term of employment and after the termination of employment with or without cause, agrees that the confidential information and trade secrets are the Employer's exclusive property and are not to be removed from the Employer's premises without the Employer's prior written approval and further agrees that the Employee, without demand and before the last day of employment, shall return to the Employer any and all confidential information and trade secrets.

                  Non-Solicitation and Non-Contact Covenants

     5.07 The Employee, during the term of employment and for a term of two (2) years after the termination of the of the Employee's employment with or without cause:

        Agrees not to contact (for the solicitation of business) any person, firm, corporation or entity which is a customer, account or client of the Employer or which was a customer, account or client of the Employer within the year prior to termination of employment except with the Employer's written permission, and agrees not to solicit any person, firm, corporation or entity which is a customer, account or client of the Employer or which was a customer, account or client of the Employer within the year prior to termination of employment except with the Employer's written permission, or agrees not to contact any present or former employee of the Employer in any attempt to induce or attempt to induce any present or former employee of the Employer to become an employee, contractor, officer, partner or participant of any other person, firm, corporation or entity.

The accounts, customers and clients referenced in para 5.07 and 5.08 cover and embrace all of the

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Employer's accounts, customers and clients and not just those the Employee may have been assigned to develop, service or maintain.

                                 6.  Remedies

     6.01 Subject to Section 8 (Arbitration), the Employer and the Employee agree that the Employer and the Employee have all available legal and equitable remedies and rights to enforce this Agreement.

     6.02 The Employer and the Employee further agree that the post-termination terms, provisions, covenants, obligations, duties and conditions described in Sections 4 or 5 survive the termination of employment regardless of how or why such termination occurs.

     6.03 The Employee agrees that a violation of the terms, provisions, covenants, obligations, duties and conditions described in Section 4 or 5 will give rise to the Employer's causes of action against the Employee for, among other relief, issuance of injunctive relief, issuance of an ex parte or other temporary restraining order, recovery of damages and recovery of attorney's fees. The Employee further agrees that it is difficult to calculate the amount and extent of any damages caused by any such violation and that the potential existence of any monetary damages is not reasonably adequate or practically efficient to protect the Employer's confidential information or trade secrets. The Employee also agrees that any such violation threatens to injure, or actually does injure, the Employer's property. The Employee agrees that the Employer shall have the right to apply for and to receive an ex parte or other temporary restraining order, a temporary or preliminary injunction or a permanent injunction to enforce the terms, provisions, covenants, obligations, duties and conditions described in Section 4 and 5.

     6.04 The Employee agrees (a) that this Agreement entirely applies to the full term of

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employment regardless of when it was executed, and (b) that the Employee has sufficient employment alternatives and sufficient assets such that the Employee does not have to engage in any conduct prohibited in Sections 4 or 5 during employment or after the termination of employment in order to earn a living and such that the obligations and covenants described in Sections 4 and 5 are reasonable.

     6.05 Subject to Section 8 (Arbitration) the Employer and the Employee agree that if either the Employer or the Employee files, initiates, brings or starts any suit, proceeding or action wholly or partially involving any claim wholly or partially arising under the Agreement, seeking to enforce or to construe the Agreement or relating to the employment relationship between the Employer and the Employee, then any such suit, proceeding or action must be brought either in Harris or Dallas County, Texas, and the prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs.

     6.06 The Employer and the Employee also agree that, to the extent necessary, a Court of competent jurisdiction or an arbitrator may modify the scope, geographic and time restrictions contained in Sections 4 or 5 and/or apply them as originally framed or as modified.

                            7.  The Acknowledgments

     7.01 Employee acknowledges that the Employee has had the opportunity to read the Agreement, to ask questions about the Agreement and to consult with any person, including counsel, about the Agreement.

     7.02 The Employer and the Employee further acknowledge that they understand the terms, provisions, obligations, duties and conditions contained in the Agreement and they respectively have the power to, and do freely, enter into the Agreement.

     7.03 The Employee stipulates that the Employer is relying upon the Employee's

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unconditional acceptance of the terms, provisions and covenants of the Agreement and that the Employee is bound by the non-use, non-disclosure, non-dissemination, non-solicitation, non-contact and other covenants described in Sections 4 and 5.

                                8.  Arbitration

     8.01 Subject to para 8.02, any controversy or claim arising out of or relating to this Agreement, to the relationship between the Employer and the Employee or to the construction of the terms herein shall be resolved by arbitration in accordance with the rules of the American Arbitration Association.

     8.02 The arbitration award may, as necessary, be filed with and confirmed by a Court of competent jurisdiction. Nothing in para 8.01 shall prevent the Employer from utilizing all forms (including, without limitation, either in the Harris or Dallas County, Texas district courts or either in the federal district courts in the Southern or Northern Districts of Texas) to seek emergency relief by restraining order, injunction or otherwise to enforce any rights hereunder.

                             9.  Other Provisions

     9.01  The Employer and the Employee agree:

     a. the Agreement is to be construed under the laws of the State of Texas;

     b. all obligations and promises are performable in either Harris or Dallas County, Texas;

     c. the Agreement is binding upon and inures to the benefit of the Employer and the Employee's respective heirs, successors, executors, administrators and legal representatives;

     d. if any whole or partial term, provision, obligation, condition, duty, word, sentence, phrase, or paragraph of the Agreement for any reason shall be held to be invalid, unenforceable or illegal, then such invalidity, unenforceability or illegality shall not affect the remaining terms, provisions, obligations, conditions, duties, words, phrases or paragraphs and the Agreement shall be construed as if the invalid, unenforceable or illegal term, provision, obligation, condition, duty, word, sentence, phrase or paragraph had not been included.

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     e.    the Agreement contains the entire agreement between the Employer and the Employee. Any and all oral statements, representations, promises and comments are merged into the Agreement and may be relied upon only to the extent they are contained in the Agreement;
           ----

     f. the Agreement may not be modified except in a writing signed by the Employer and the Employee. If either the Employer or the Employee believe or assert, at any time, that the Agreement has been orally modified or modified by conduct, notwithstanding Paragraph 9.01(e), then any such alleged modification is not enforceable unless the terms of any such alleged modification are reduced to a writing signed by the Employer and the Employee within thirty (30) days of any such alleged modification;

     g. any notice or objection required or permitted under the Agreement or relating to the employment relationship shall be given by certified, mail, return receipt requested and sent:

           To the Employer:

           Address:    16801 Addison Road
                       Suite 425, LB6
                       Addison, Texas 75001
           Attention:  Donald C. Dalbosco, CEO, and

           To the Employee:

           Name:       John H. Simmons
           Address:    _______________________________
                       _______________________________

           These addresses shall remain the respective proper addresses unless either the Employer or the Employee notify the other party of a change in address pursuant to this paragraph. Any notice or change in address shall be given (i.e. deemed delivered and received) when written notice or change of address is placed in an envelope with proper postage, with the proper address and with the proper certified mail, return receipt material and when such envelope is then deposited in the custody of the United States Postal Service or successor;

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     h.    The Employee agrees to execute all other documents as are reasonably necessary to implement the terms of this Agreement, and

     i. The Agreement is effective the date of the last signature, but is shall cover the entirety of the Employee's employment with the Employer.

Seirios International, Inc., The             The Employee
Employer

/s/ DONALD C. DALBOSCO                       /s/ JOHN H. SIMMONS
_________________________________            _________________________
Name: Donald C. Dalbosco                     Name:
Position: CEO
Date:                                        Date:

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                                  SCHEDULE A

1.   Salary

     Per Annum Rate      During the Period of Minimum Leased Employees

     $ 60,000            00000  -  1,999
     $ 80,000            2,000  -  3,999
     $100,000            4,000  -  7,799
     $140,000            8,000  - 11,999
     $180,000                12,000+

The Employer shall pay the Employee on the 1/st/ and 15/th/ of each month. There, accordingly, shall be two (2) pay day periods each month: the first pay day period beginning on the 1/st/ of each month and the second pay day period beginning on the 15/th/ of each month. The Employee shall determine the minimum number of leased employees as of the last business day respectively before the 1/st/ and 15/th/ of each month. That determination (based solely upon the Employer's records which shall be conclusive) will determine, based upon the prior table the pro rated salary for the next pay day period. For example, by illustration only:

     if the Employer determines (solely from its records) on August 31 that the Employer has a minimum number of leased employees of 2,500, then the Employer shall pay the Employee on September 1 a sum equal to 1/2 of a monthly salary based upon an annualized salary of $80,000 and if the Employer determines on September 14 (solely from its records) that the Employer has a minimum number of leased employees of 5,000, then the Employer shall pay the Employee on September 15 a sum equal to 1/2 of a monthly salary based upon an annualized salary of $100,000.

2.   Vacation:

     14 work days/year

3.   Medical and Other Insurance:

     Per the Employer's Coverage in Effect (if any)

4.   Bonuses:

     At the Employer's Sole Discretion

5.   Expenses:

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     a.   Car Allowance - - $400/month + $.20/mile Billed Monthly with Receipts.

     b.   Other Expenses - Reimbursed (if at all) Per the Employer's Policies

6.        Other:

     a. Upon the execution of this Agreement, the Employee has the option to purchase up to 100,000 shares of common stock of the Employer at a price of $.20/share; provided, however, (a) that the Employee must fully exercise this option on or before July 1, 2002, and (b) the Employee may exercise the option through one or more purchases on or before July 1, 2002, but the Employee must purchase no less than 20,000 shares of common stock each time the Employee exercises the option during the option period. The issuance of these shares shall conform to all applicable Texas and federal laws, if any, that apply to such a stock option and to any stock buy-sell or similar agreements. The Employer and the Employee shall execute all documents necessary to implement this stock option if exercised by the Employee.

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